Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the post-effective amendment No.1 to the Registration Statement of Mingteng International Corporation Inc. on Form F-3 of our report dated May 14, 2024 with respect to our audits of the consolidated financial statements of Mingteng International Corporation Inc. as of December 31, 2023 and for the two years ended December 31, 2023 and 2022.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 7, 2025